MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                STATEMENT RE: CALCULATION OF NET LOSS PER SHARE
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                                                            FOR THE THREE MONTHS ENDED
                                                                           MARCH 31,
                                                            ===================================
LOSS PER SHARE DATA:                                             1996                 1997
                                                            ===============      ==============
                                                              (UNAUDITED)          (UNAUDITED)
NET LOSS AS REPORTED IN THE FINANCIAL STATEMENTS               $(1,058,977)        $(1,406,533)
                                                            ===============      ==============

Weighted average number of common shares
   outstanding                                                   4,459,771           6,622,790

Common  and  common  equivalent shares  issued
 in the  twelve  month  period  preceding  the
 filing date of the initial public offering as
 required by SAB No. 83:
     Common stock                                                  198,181                   0
     Incentive stock options                                       276,800                   0
     Non-qualified stock options                                    40,208                   0
     Warrants                                                      778,613                   0

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING AS REPORTED IN THE          ---------------      --------------
  FINANCIAL STATEMENTS                                           5,753,573           6,622,790
                                                            ===============      ==============

LOSS  PER SHARE AS REPORTED IN THE FINANCIAL
  STATEMENTS                                                   $     (0.18)        $     (0.21)
                                                            ===============      ==============

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